    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1995

                                                  REGISTRATION NO. 33-_________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

                               APACHE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                    NO. 41-0747868
  (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

                              ONE POST OAK CENTRAL
                       2000 POST OAK BOULEVARD, SUITE 100
                           HOUSTON, TEXAS 77056-4400
                                 (713) 296-6000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------

               APACHE CORPORATION RETIREMENT/401(K) SAVINGS PLAN
                            (FULL TITLE OF THE PLAN)

                                Z.S. KOBIASHVILI
                       VICE PRESIDENT AND GENERAL COUNSEL
                               APACHE CORPORATION
                       2000 POST OAK BOULEVARD, SUITE 100
                           HOUSTON, TEXAS 77056-4400
                                 (713) 296-6000
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                                --------------

                        CALCULATION OF REGISTRATION FEE


===================================================================================================================
       Title of                               Proposed Maximum      Proposed Maximum
   Securities to be         Amount to be     Offering Price Per    Aggregate Offering      Amount of Registration
    Registered (1)           Registered          Share (2)              Price (2)                    Fee
-------------------------------------------------------------------------------------------------------------------
   Common Stock, par
value $1.25 per share,     400,000 shares         $23.875              $9,550,000                  $3,293
 and associated Common
Stock Purchase Rights(3)
===================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and 457(h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock, as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System for October 26, 1995.

(3) Common Stock Purchase Rights are evidenced by certificates for shares of the Common Stock and automatically trade with the Common Stock. Value attributable to such Common Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.


===============================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         (1) The Annual Report of Apache Corporation (the "Registrant" or "Apache") on Form 10-K/A for the fiscal year ended December 31, 1994, the Annual Report of the Apache Corporation Retirement/401(k) Savings Plan on Form 11-K for the fiscal year ended December 31, 1994, the Registrant's Current Report on Form 8-K dated March 1, 1995, Amendment No. 1 on Form 8-K/A to the Registrant's Current Report on Form 8-K dated March 1, 1995, the Registrant's Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 1995, the Registrant's Current Report on Form 8-K/A dated May 17, 1995, the Registrant's Current Report on Form 8-K dated June 30, 1995, the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995, and the Registrant's Current Report on Form 8-K dated August 28, 1995.

         (2) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

The descriptions set forth below of the common stock, $1.25 par value per share ("Apache Common Stock"), of Apache, the preferred stock and the Rights (as defined below) constitute brief summaries of certain provisions of Apache's Restated Certificate of Incorporation, Apache's Bylaws and the Rights Agreement between Apache and First Trust Company, Inc., and are qualified in their entirety by reference to the relevant provisions of such documents, all of which are included under Item 8 as exhibits to this Registration Statement and are incorporated herein by reference.

APACHE COMMON STOCK

         All outstanding shares of Apache Common Stock are fully paid and nonassessable, and all holders of Apache Common Stock have full voting rights and are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The Board of Directors of Apache is classified into three groups of approximately equal size, one-third elected each year. Stockholders do not have the right to cumulate votes in the election of directors and have no preemptive or subscription rights. Apache Common Stock is neither redeemable nor convertible, and there are no sinking fund provisions relating to such stock.

         Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of Apache Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor and are entitled, in the event of liquidation, to share ratably in all assets remaining after payment of liabilities.

         Apache's current policy is to reserve one share of Apache Common Stock for each share issued in order to provide for possible exercises of Rights under Apache's existing Rights Agreement.

         The currently outstanding Apache Common Stock and the Rights under Apache's existing Rights Agreement are listed on the New York Stock Exchange and the Chicago Stock Exchange. Norwest Bank Minnesota, National Association, is the transfer agent and registrar for Apache Common Stock. Apache typically mails its annual report to stockholders within 120 days after the end of its fiscal year. Notices of stockholder meetings are mailed to record holders of Apache Common Stock at their addresses shown on the books of the transfer agent and registrar.

RIGHTS

         On January 10, 1986, the Board of Directors declared a dividend of one right to purchase one share of Apache Common Stock at $50 per share (subject to adjustment) on each outstanding share of Apache Common Stock (the "Rights"). The Rights are exercisable only after a person (other than Apache or its employee benefit plans), together with all persons acting in concert with it, has acquired 20 percent or more of the Apache Common Stock, or has commenced a tender offer for 30 percent or more of the Apache Common Stock. If Apache engages in certain business combinations or a 20 percent stockholder of Apache engages in certain transactions with Apache, the Rights become exercisable for Apache Common Stock or the common stock of the corporation acquiring Apache (as the case may be) at 50 percent of the then market price. Any Rights that are or were beneficially owned by a person who has acquired 20 percent or more of the Apache Common Stock and who engages in certain transactions or realizes the benefits of certain transactions with Apache will become void. Apache may redeem the Rights at a specified price at any time until ten business days after public announcement that a person has acquired 20 percent or more of the outstanding shares of Apache Common Stock. The Rights will expire on January 31, 1996, unless earlier redeemed by Apache. Apache is considering successor arrangements. Unless the Rights have been previously redeemed, all shares of Apache Common Stock will include Rights, including the Apache Common Stock issuable under the terms of the Apache Corporation Retirement/401(k) Savings Plan.

PREFERRED STOCK

         No preferred stock is outstanding. Shares of preferred stock may be issued by the Board of Directors with such voting powers and in such classes and series, and with such designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, as may be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted. Apache has no current plans to issue any preferred stock.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such suit or proceeding if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. Apache maintains policies insuring the officers and directors of Apache and its subsidiaries against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         Article VII of Apache's Bylaws provides, in substance, that directors, officers, employees and agents of Apache shall be indemnified to the extent permitted by Section 145 of the DGCL. Additionally, Article Seventeen of Apache's Restated Certificate of Incorporation eliminates in certain circumstances the monetary liability of directors of Apache for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions by the director not in good faith; (iii) for acts or omissions by a director involving intentional misconduct or a knowing violation of the law; (iv) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL); and (v) for transactions from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

The following exhibits are filed herewith unless otherwise indicated:


EXHIBIT
NUMBER   DESCRIPTION OF EXHIBIT
------   ----------------------
4.1              Restated Certificate of Incorporation of Apache Corporation (incorporated by reference to Exhibit 3.1 to Apache's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No.
                 1-4300)

4.2              Bylaws of Apache Corporation (incorporated by reference to Exhibit 4.2 to Apache's Registration
                 Statement on Form S-4, Registration No. 33-61669, filed with the Commission on August 8, 1995)

4.3              Form of Apache Common Stock Certificate (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to
                 Apache's Registration Statement on Form S-3, Registration No. 33-5097, filed with the Commission on May
                 16, 1986)

4.4              Rights Agreement dated as of January 10, 1986, between Apache and First Trust Company, Inc., rights agent, relating to the declaration of Rights to Apache's common stockholders of record on January 24,
                 1986 (incorporated by reference to Exhibit 4.9 to Apache's Annual Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No. 1-4300)

4.5              Apache Corporation Retirement/401(k) Savings Plan (incorporated by reference to Exhibit 10.7 to
                 Apache's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, Commission File No.
                 1-4300)

*4.6             Amendments to the Apache Corporation Retirement/401(k) Savings Plan, dated April 19, 1995

*5.1             Opinion of legal counsel regarding legality of securities being registered

*23.1            Consent of Arthur Andersen LLP

*23.2            Consent of Coopers & Lybrand, Chartered Accountants

 23.3            Consent of legal counsel (included in Exhibit 5.1)

*23.4            Consent of Ryder Scott Company Petroleum Engineers

*23.5            Consent of Netherland, Sewell & Associates, Inc.

 24.1            Power of Attorney (included in Part II as a part of the signature pages of the Registration Statement)

----------
*Filed herewith

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas.

                                   APACHE CORPORATION
                                   RETIREMENT/401(K) SAVINGS PLAN


Date:  October 31, 1995            By:     /s/ Roger B. Rice
                                           ------------------------------------
                                           Roger B. Rice, Chairman
                                           Retirement Plan Advisory Committee


Date:  October 31, 1995            By:     /s/ Mark A. Jackson
                                           ------------------------------------
                                           Mark A. Jackson, Member
                                           Retirement Plan Advisory Committee


Date:  October 31, 1995            By:     /s/ Z. S. Kobiashvili
                                           ------------------------------------
                                           Z. S. Kobiashvili, Member
                                           Retirement Plan Advisory Committee


Date:  October 31, 1995            By:     /s/ Clyde E. McKenzie
                                           ------------------------------------
                                           Clyde E. McKenzie, Member
                                           Retirement Plan Advisory Committee

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas.


                                      APACHE CORPORATION



Date: October 31, 1995                By: /s/ Raymond Plank
                                          ------------------------------------
                                          Raymond Plank,
                                          Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

         The undersigned directors and officers of Apache Corporation do hereby constitute and appoint Raymond Plank, G. Steven Farris, Z. S. Kobiashvili and Mark A. Jackson, and each of them, with full power of substitution, our true and lawful attorneys-in-fact to sign and execute, on behalf of the undersigned, any and all amendments (including post-effective amendments) to this Registration Statement; and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated. (Apache Corporation does not have a Principal Financial Officer.)



SIGNATURE                 TITLE                                   DATE
---------                 -----                                   ----

/s/ Raymond Plank         Chairman and Chief Executive
-----------------------    Officer (Principal Executive
Raymond Plank                Officer)                         October 31, 1995



/s/ Mark A. Jackson       Vice President, Finance             October 31, 1995
-----------------------
Mark A. Jackson


/s/ R. Kent Samuel        Controller and Chief
-----------------------    Accounting Officer
R. Kent Samuel              (Principal Accounting
                              Officer)                        October 31, 1995

SIGNATURE                         TITLE                       DATE
---------                         -----                       ----

/s/ Frederick M. Bohen          Director
----------------------------
Frederick M. Bohen                                          October 31, 1995


/s/ Virgil B. Day               Director
----------------------------
Virgil B. Day                                               October 31, 1995


/s/ G. Steven Farris            Director
----------------------------
G. Steven Farris                                            October 31, 1995


/s/ Randolph M. Ferlic          Director
----------------------------
Randolph M. Ferlic                                          October 31, 1995


/s/ Eugene C. Fiedorek          Director
----------------------------
Eugene C. Fiedorek                                          October 31, 1995


/s/ W. Brooks Fields            Director
----------------------------
W. Brooks Fields                                            October 31, 1995


/s/ Robert V. Gisselbeck        Director
----------------------------
Robert V. Gisselbeck                                        October 31, 1995


/s/ Stanley K. Hathaway         Director
----------------------------
Stanley K. Hathaway                                         October 31, 1995


/s/ John A. Kocur               Director
----------------------------
John A. Kocur                                               October 31, 1995


/s/ Joseph A. Rice              Director
----------------------------
Joseph A. Rice                                              October 31, 1995

                               INDEX TO EXHIBITS


The following exhibits are filed herewith unless otherwise indicated:


EXHIBIT
NUMBER   DESCRIPTION OF EXHIBIT
------   ----------------------
4.1              Restated Certificate of Incorporation of Apache Corporation (incorporated by reference to Exhibit 3.1 to Apache's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No.
                 1-4300)

4.2              Bylaws of Apache Corporation (incorporated by reference to Exhibit 4.2 to Apache's Registration
                 Statement on Form S-4, Registration No. 33-61669, filed with the Commission on August 8, 1995)

4.3              Form of Apache Common Stock Certificate (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to
                 Apache's Registration Statement on Form S-3, Registration No. 33-5097, filed with the Commission on May
                 16, 1986)

4.4              Rights Agreement dated as of January 10, 1986, between Apache and First Trust Company, Inc., rights agent, relating to the declaration of Rights to Apache's common stockholders of record on January 24,
                 1986 (incorporated by reference to Exhibit 4.9 to Apache's Annual Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No. 1-4300)

4.5              Apache Corporation Retirement/401(k) Savings Plan (incorporated by reference to Exhibit 10.7 to
                 Apache's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, Commission File No.
                 1-4300)

*4.6             Amendments to the Apache Corporation Retirement/401(k) Savings Plan, dated April 19, 1995

*5.1             Opinion of legal counsel regarding legality of securities being registered

*23.1            Consent of Arthur Andersen LLP

*23.2            Consent of Coopers & Lybrand, Chartered Accountants

 23.3            Consent of legal counsel (included in Exhibit 5.1)

*23.4            Consent of Ryder Scott Company Petroleum Engineers

*23.5            Consent of Netherland, Sewell & Associates, Inc.

 24.1            Power of Attorney (included in Part II as a part of the signature pages of the Registration Statement)

----------
*Filed herewith